Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-183685 to Form S-3 on Form S-1 of our report dated March 22, 2013 relating to financial statements of Oragenics, Inc., appearing in the Annual Report on Form 10-K of Oragenics, Inc. for the years ended December 31, 2011 and 2012 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Mayer Hoffman McCann P.C.
Mayer Hoffman McCann P.C.
Clearwater, Florida
April 23, 2012